EXHIBIT 99.1

FORM 4 JOINT FILER INFORMATION

Names of Joint Filers:

Aisling Capital III, LP
Aisling Capital Partners III, LP
Aisling Capital Partners III, LLC
Andrew N. Schiff, M.D.
Dennis J. Purcell
Steve Elms

Address of Joint Filers:
c/o Aisling Capital Partners
888 Seventh Avenue
New York, NY 10106

Designated Filer: Aisling Capital III, LP
Issuer and Ticker Symbol: Durata Therapeutics, Inc. (DRTX)
Date of Event: March 20, 2014 and March 21, 2014
Signatures of Joint Filers:

AISLING CAPITAL III, LP

By:	Aisling Capital Partners III, LP
General Partner

By:	Aisling Capital Partners III LLC
General Partner

By:	/s/ Lloyd Appel
Name: Lloyd Appel
Title: CFO

AISLING CAPITAL PARTNERS III, LP

By:	Aisling Capital Partners III LLC
General Partner

By:	/s/ Lloyd Appel
Name: Lloyd Appel
Title: CFO

AISLING CAPITAL PARTNERS III LLC

By:	/s/ Lloyd Appel
Name: Lloyd Appel
Title: CFO

/s/ Andrew Schiff
Andrew Schiff

/s/ Dennis Purcell
Dennis Purcell

/s/ Steve Elms
Steve Elms